Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	FTI Consulting
Julie Prozeller / Amy Pesante
(212) 850-5600

DFC GLOBAL CORP. ANNOUNCES BOARD APPOINTMENTS

Edward A. Evans Joins Board of Directors

Current Director John Gavin Named Lead Independent Director

Berwyn, Pennsylvania — December 5, 2012 — DFC Global Corp. (NASDAQ: DLLR), a leading international diversified financial services company serving primarily unbanked and under-banked consumers for over 30 years, today announced that Edward A. Evans has been appointed to its Board of Directors and that current director John Gavin has been appointed as Lead Independent Director.

Mr. Evans brings to the Board over 30 years of human resources and personnel experience at some of the largest publicly and privately held companies in the U.S. Since January 2010, he has served as Executive Vice President and Chief Human Resources Officer for Univar, Inc., a leading global distributor of commodity and specialty chemistry. Prior to joining Univar, he was Executive Vice President and Chief Personnel Officer at Allied Waste Industries, Inc. and its successor organization, Republic Services. Mr. Evans has also held various line management and HR positions at ARAMARK Corporation and Marriott Corporation. He received his Bachelor of Science degree from Cornell University and his MBA from Cornell’s Johnson Graduate School of Management.

“We are pleased to welcome Ed onto the DFC Global Board of Directors as another strong, independent voice,” said Jeff Weiss, DFC Global Corp. Chairman and Chief Executive Officer. “Ed’s extensive experience in employee and compensation-related matters, proven ability to lead and execute at a high level, as well as sharing our vision to provide financial services for the unbanked and under-banked around the world makes him a valuable asset for the Board and for DFC Global’s long-term strategic direction.”

Mr. Gavin, a director since 2007, is an Operating Partner with LLR Partners, a growth-oriented private equity firm with $1.3 billion under management. Prior to LLR Partners, he was Vice Chairman, Chief Executive Officer and President of DBM (Drake, Beam, Morin), an international career management and transitions management firm. Before DBM, Mr. Gavin served as President and Chief Operating Officer of Right Management Consultants, a global provider of integrated consulting solutions across the employment lifecycle. He was also a partner at Andersen Worldwide.

“Jack has been a stalwart member of our Board for the last five years, and his robust background in leadership in private equity, management consulting, and accounting positions him perfectly as our new Lead Independent Director,” added Mr. Weiss. “Overall, we believe today’s appointments will serve to significantly strengthen our Board as we continue in our goal to further grow, become the global leader in providing services to the unbanked and under-banked community, and provide long-term shareholder value.”

About DFC Global Corp.

DFC Global Corp. is a leading international diversified financial services company serving primarily unbanked and under-banked consumers who, for reasons of convenience and accessibility, purchase some or all of their financial services from the Company rather than from banks and other financial institutions. Through its over 1,400 retail storefront locations and multiple Internet, mobile phone and other remote platforms, the Company provides a variety of consumer financial products and services in nine countries across North America and Europe—the United Kingdom, Canada, the United States, Sweden, Finland, Poland, Spain, Czech Republic and the Republic of Ireland. The Company believes that its customers, many of whom receive income on an irregular basis or from multiple employers, are drawn to the range of financial services it offers, the convenience of its products, the multiple ways in which they may conduct business with the Company and its high-quality customer service.

The Company’s products and services, principally its short-term single-payment consumer loans, secured pawn loans, check cashing services and gold buying services, provide customers with immediate access to cash for living expenses or other needs. The Company strives to offer its customers additional high-value ancillary services, including Western Union® money order and money transfer products, foreign currency exchange, reloadable VISA® and MasterCard® prepaid debit cards and electronic tax filing. In addition to its core retail products, the Company also provides fee-based services in the United States to enlisted military personnel applying for loans to purchase new and used vehicles that are funded and serviced under agreements with third-party lenders through the Company’s branded Military Installment Loan and Education Services, or MILES® program.

The Company’s networks of retail locations in the United Kingdom and Canada are the largest of their kind by revenue in each of those countries. The Company believes it is also the largest pawn lender in Europe by loan portfolio. As of September 30, 2012, the Company’s global retail operations consisted of 1,429 retail storefront locations, of which 1,385 are company-owned stores, conducting business primarily under the names The Money Shop®, Money Mart®, Insta-Cheques®, Suttons and Robertsons®, The Check Cashing Store®, Sefina®, Helsingin PanttiSM, Optima®, MoneyNow!®, and Super Efectivo®. In addition to its retail stores, the Company also offers Internet-based short-term single-payment consumer loans in the United Kingdom primarily under the brand names Payday Express® and PaydayUK®, in Canada under the Money Mart name, in Finland, Sweden, Poland and Czech Republic under the Risicum®, OK Money® and MoneyNow!® brand names. For more information, please visit the Company's website at www.dfcglobalcorp.com.

Forward-Looking Statements

This news release contains forward-looking statements, including, among other things, statements regarding the following: pending or recent acquisitions and their expected benefits; the Company’s future results, growth, guidance and operating strategy; the global economy; the effects of currency exchange rates on reported operating results; the regulatory environment in Canada, the United Kingdom, the United States, Scandinavia and other countries; the impact of future development strategy, new stores and acquisitions; litigation matters; financing initiatives; the termination of our relationship with the third-party national bank that currently funds the majority of the MILES program loans and our discussions with potential replacement lenders; and the performance of new products and services. These forward-looking statements involve risks and uncertainties, including risks related to: the regulatory environments, including the review by the Consumer Financial Protection Bureau of our operations; current and potential future litigation; the identification of acquisition targets; the consummation of pending acquisitions; the integration and performance of acquired stores and businesses; the performance of new stores; the impact of debt and equity financing transactions; the results of certain ongoing income tax appeals; the effects of new products and services on the Company’s business, results of operations, financial condition, prospects and guidance; the effect of the termination of our relationship with the third-party national bank that currently funds the majority of the MILES program loans and our ability to replace such lending source on acceptable terms; and uncertainties related to the effects of changes in the value of the U.S. Dollar compared to foreign currencies. There can be no assurance that the Company will attain its expected results, successfully consummate pending acquisitions, successfully integrate and achieve anticipated synergies from any of its acquisitions, obtain acceptable financing, or attain its published guidance metrics, or that ongoing and potential future litigation or the various FDIC, Federal, state, U.K., Canadian, Scandinavia, European Union, or other foreign legislative or regulatory activities affecting the Company or the banks with which the Company does business will not negatively impact the Company’s operations. A more complete description of these and other risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” on the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended June 30, 2012. You should not place any undue reliance on any forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.